UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934

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☑	Definitive Information Statement

Eco Building Products, Inc.
(Name of Registrant As Specified In Charter)

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ECO BUILDING PRODUCTS, INC.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF THE MAJORITY SHAREHOLDERS IN LIEU OF A MEETING

To the Shareholders of Eco Building Products, Inc.:

This Information Statement is furnished by the Board of Directors (the “Board”) of Eco Building Products, Inc., a Colorado corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of February 26, 2014 (the “Record Date”) by the majority stockholder holding 60.95% of the voting rights consisting of 2.57% of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) and 100% of the outstanding shares of our Series A Preferred Stock(the “Series A Preferred Stock”) to approve:

●
to file a  Certificate of Amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 2,000,000,000 shares to 10,000,000,000 shares, par value $0.001 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with section 7-107-104 of the Colorado Revised Statutes of the State of Colorado, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.  Pursuant to Rule 14c-2 under the Exchange Act, the Amendment will not take effect until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on or about April 11 , 2014 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT
APRIL 11 , 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

April 10 , 2014	/s/ Steve Conboy
Steve Conboy Director, President and Chief Executive Officer

ECO BUILDING PRODUCTS, INC.

909 West Vista Way
Vista, California 92083
Tel: (760) 732-5826

INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement we refer to Eco Building Products, a Colorado corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Eco Building Products, Inc., a Colorado corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of February 28, 2014 (the “Record Date”) by the majority stockholder, Steve Conboy (the “Majority Stockholder”).  As of the Record Date, the Majority Shareholder held of record 48,487,902 shares of our common stock (the “Common Stock”) and 30,000 shares of our Series A Preferred Stock (the “Series A Preferred Stock”), which represented approximately 2.42% and 60% of the outstanding shares of Common Stock, respectively. As a result, the Majority Shareholder holdings represent 62.42% of the Common Stock.  Each share of our Series A Preferred Stock has the equivalent of 100,000 votes on each matter submitted to stockholders.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●
the filing of the Certificate of Amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 2,000,000,000 shares to 10,000,000,000 shares, par value $0.001 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with section 7-107-104 of the Colorado Revised Statutes of the State of Colorado, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.  Pursuant to Rule 14c-2 under the Exchange Act, the Amendment will not take effect until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on or about April 11 , 2014 to stockholders of the Record Date.

Pursuant to the Written Consent, the Majority Stockholder approved the Amendment to increase the authorized Common Stock of the Company from 2,000,000,000 shares to 10,000,000,000 shares of Common Stock (the “Action”).

The Action was unanimously approved by our Board of Directors on February 26, 2014.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Shareholders of the Company outstanding on the Record Date is required for approval of the Action.  As of the Record Date, the Company had 2,000,000,000 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  However, because the Majority Shareholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither the Colorado Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 2,000,000,000 SHARES TO 10,000,000,000 SHARES

The Company’s Articles of Incorporation authorizes the issuance of 2,000,000,000 shares of Common Stock, par value of $0.001 per share, and 500,000,000 shares of preferred stock, par value of $0.001 per share. On February 26, 2014, the Board of Directors of the Company approved the Certificate of Amendment of our Articles of Incorporation, which is attached hereto as Exhibit A , to increase the amount of authorized common stock of the Company from 2,000,000,000 shares to 10,000,000,000 shares of Common Stock, par value $0.001 per share (the “Amendment”).

The Board will file the Amendment with the Secretary of State of Colorado. The increase in our authorized common stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing ten billion (10,000,000,000) shares of Common Stock is to comply with the terms of the financing transaction entered into on February 26, 2014, as disclosed in the Form 8-K, filed on March 4, 2014. Specifically, Section 4.18 of the Purchase Agreement (as defined below) provides that we would take the necessary steps to increase our authorized shares to 10,000,000,000.

$500,000 Loan Agreement

On February 14, 2014, Eco Building Products, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with an institutional investor, Redwood Management LLC, (the “Lender”) providing for a loan (the “Loan”) in an aggregate principal amount of $500,000 (the “Purchase Price”).  In connection with the Loan Agreement, the Company issued a Secured Promissory Note (the “Secured Note”) in exchange for the Purchase Price. The Secured Note has an interest rate per day equal to 0.1% and a maturity date of May 14, 2014. The Company has the option to prepay all or any portion of the Purchase Price; however, the prepayment amount must be in an amount not less than $25,000.  Pursuant to the Loan Agreement, the Company has agreed to direct Home Depot, Inc. to make payment of all amounts due under current purchase orders directly to the Lender. In the event the Secured Note is not repaid on the Maturity Date, then the Lender, in its sole discretion, may exchange the Secured Note for a 10% Senior Secured Convertible Debenture (the “Convertible Debenture”).  The Convertible Debenture is due on demand, has an interest rate of 10% per annum and the Lender has the right to convert the Debenture in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at any time at a conversion price equal to 50% of the lowest trading price of the Company lowest trading price of the Common Stock quoted by Bloomberg L.P. for the 20 trading days immediately preceding the applicable conversion notice (the “Debenture Conversion Price”).

The Company also granted the Lender a security interest in certain Company assets to secure the repayment of the Secured Note under a Security Agreement that was executed in connection with the Loan Agreement.

The Secured Note and the Convertible Debenture were issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Lender may sell the Secured Note, Convertible Debenture or the underlying Common Stock only pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We have the intention to, and a reasonable basis to believe that we have the financial ability to repay the $500,000 due under the Loan Agreement.  Pursuant to a Supplier Agreement between the Company and The Home Depot, Inc., Home Depot has agreed to stock our products in 104 of its retail stores in the Northeast. The Company has agreed to direct The Home Depot, Inc. to make payment of all amounts due under current purchase orders directly to the Lender. If, however, we fail to repay the %500,000 Loan on or before the Maturity Date, then the Lender, in its sole discretion, may exchange the Secured Note for a 10% Senior Secured Convertible Debenture (the “Convertible Debenture”) and such amount due under the note will be converted into common stock.

If the convertible debenture issued in connection with the Home Depot transaction was currently outstanding, the number of shares of common stock into which the convertible debenture would be converted is: 454,545,455. This number is determined based on the following terms of the convertible debenture:

Lowest trading price was .0022 on March 4, 2014
Conversion Date: 3.28.2014
Amount to be converted:  500,000
Conversion Price1: .0022 * .5 = .0011
Number of shares of Common Stock to be issued:  454,545,455
Amount of Note 500,000
Unconverted: 0.00

1The "Variable Conversion Price" shall mean fifty percent (50%) of the lowest trading price of the Common Stock as quoted by Bloomberg L.P. for the twenty (20) trading days immediately preceding the Conversion Date.

The proceeds of the $500,000 Loan Agreement were used to purchase lumber, chemicals and truss materials.

The lender in this transaction is Redwood Management, LLC. The company has worked with Redwood in prior financing transactions. Redwood has  invested in over 13 convertible debentures over the course of the past several years.  This current transaction has been structured as a term loan to assist the company with inventory purchases to fulfill the current Home Depot contract as filed in 8k filed on February 10, 2014.

Gary Rogers and John DeNobile each have 50% investment and voting control over the lender, Redwood Management, LLC.

$675,000 Series B Preferred Stock Financing

On February 26, 2014, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor, Dominion Capital, LLC, (the “Investor”) providing for the issuance and sale by the Company (the “Offering”) of  6,750 shares of the Company’s Series B 12% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), for a purchase price of $675,000 (the “Financing”) which are convertible into shares of the Company’s common stock (the “Common Stock”).   The closing of the sale of these securities took place on February 27, 2014 (the “Closing”).

Subject to certain ownership limitations as described below, shares of Preferred Stock are convertible at any time at the option of the holder into shares of Common Stock (the “Conversion Shares”) at a conversion price equal to 60% of the lowest VWAP during the 20 trading day period immediately prior to the applicable conversion date, subject to adjustment (the “Conversion Price”). The shares of Preferred Stock are convertible into Common Stock by dividing the Stated Value (defined below) of such share of Preferred Stock by the Conversion Price. The Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the Conversion Price. Subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.

In connection with the Financing, the Company agreed to file an Information Statement on Schedule 14C with the SEC and any other necessary paperwork with the State of Colorado to increase its authorized shares of common stock to 10,000,000,000 shares.  As of the date hereof, the Company has reached its current authorized common stock amount of 2,000,000,000 shares.

Shares of Preferred Stock have a liquidation preference equal to the stated value of each share of Preferred Stock or $100 per share (the “Stated Value”) plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing. The shares of Preferred Stock do not have any voting rights other than if the Company seeks to alter or adversely affect the rights of the Preferred Stock.

The proceeds of the Purchase Agreement will be used to pay selling, general and administrative costs including, but not limited to, legal, rent, accounting and equipment.

The Preferred Stock was issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may sell the Preferred Stock or the Conversion Shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. Other than with respect to the potential conversion of the Convertible Debenture and the Preferred Stock, at this time we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Colorado law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Dissenter’s Rights of Appraisal

Neither the Colorado Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board, consisting of the sole member, Steve Conboy, approved the Amendment, and Majority Stockholders of the Company further approved the Amendment. Steve Conboy is the sole director, and President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, since July 1, 2012, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our sole director and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management".  To our knowledge, the sole director has not advised that he intends to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholder, February 26, 2014, the Company had 2,000,000,000 shares of Common Stock issued and outstanding, and there were 30,000 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series A Preferred stock are entitled to 100,000 votes for each share on all matters submitted to a stockholder vote.

On February 26, 2014, the holders of 62.42% of the voting rights equivalent to 2.42% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock, each share having the equivalent of 100,000 votes, executed and delivered to the Company the Written Consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The Colorado Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of February 26, 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of February 26, 2014. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of February 26, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 909 West Vista Way, CA 92083.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)

5% Shareholders
Sidney J. Lorio (3) 2116 Parkwood Drive Bedford, TX 76021	221,666,000	11.08%	0		0%

Directors and Executive Officers
Steven Conboy	48,487,902	2.42%	30,000	(2)	100%

Mark Vuozzo	26,750,000	1.34%		0	0%

All directors and officers as a group (2 people)	75,237,902	3.76%	30,000		100%
* Less than 1%.

1)
Based on 2,000,000,000 shares of common stock issued and outstanding as of February 26, 2014 Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2)
Based on 30,000 shares of Series A Preferred Stock issued and outstanding as of February 26, 2014. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 3 billion.

3)	With respect to the beneficial ownership reporting by Mr. Lorio, 148,000,000 shares of Common Stock are jointly held by Sidney Jr. Lorio, Jr. and Gloria Lorio JTWROS. Gloria Lorio is Mr. Lorio’s wife.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Eco Building Products, Inc., 909 West Vista Way, Vista California 92083 Attention: Steve Conboy, or by faxing a communication to (760) 732-5845. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 11 , 2014, or as soon thereafter and is practicable.

By Order of the Board of Directors

Date: April 10 , 2014	/s/ Steve Conboy
Steve Conboy
President and Chief Executive Officer

EXHIBIT A

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
ECO BUILDING PRODUCTS, INC.

Eco Building Products, Inc., a corporation organized and existing under the laws of the State of Colorado, does hereby certify:

FIRST: That the Board of Directors (the “Board”) of Eco Building Products, Inc. (the “ Corporation ”) resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of the Corporation authorizing 10,000,000,000 shares of common stock, par value $0.001 per share (the “ Authorization ”), and, declaring said amendments, as reflected in a single amendment (hereinafter the “ Amendment ”), to be advisable and calling for separate approvals of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed Amendment is substantially as follows:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by amending the Article IV thereof relating to the authorized shares of the Corporation, so that, as amended, said Article IV shall include the following:

SECTION 12

CAPITAL STOCK

Section 12. The Corporation shall have two classes of stock. The total number of shares of stock which this Corporation shall have authority to issue is 10,500,000,000, of which 10,000,000,000 shares shall be Common Stock, $0.001 par value per share (the Common Stock"); and 500,000,000 of blank check preferred stock, $0.001 par value per share (the " Preferred Stock"). Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the preferred stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such preferred stock. Subject to the powers, preference, and rights of any preferred stock, including any series thereof, having any preference or priority over, or rights superior to, the common stock and except as otherwise provided by law, the holders of common stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation and each share of common stock shall be entitled to one vote.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent by a majority of the stockholders of the Corporation was obtained on February 26, 2013 in accordance with 7-107-104 of the Colorado Revised Statutes of the State of Colorado, pursuant to which a majority of each class of stockholders voted in favor of the Amendment.

THIRD: That said Amendment was duly adopted on February 26, 2014 in accordance with the provisions of Section 7-110-103 of the Colorado Revised Statutes of the State of Colorado.

FOURTH:    That the capital of said Corporation shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Articles of Amendment of the Articles of Incorporation of Eco Building Products, Inc. as of ________________, 2014.

ECO BUILDING PRODUCTS, INC.

By:
Name:	Steven Conboy
Title:	CEO